UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 9, 2008

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive	North Tonawanda, New York	14120-0748
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(716) 694-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section  8 - Other Events

Item 8.01 Other Events.

Taylor Devices, Inc. is mailing the Winter 2007-2008 News from Taylor Devices, Inc. Shareholder Letter.  A copy of the shareholder letter is being filed herewith as Exhibit 99.1

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

                (d) Exhibits

                Exhibit No.             Description

99.1	News From Taylor Devices, Inc. Shareholder Letter, Winter 2007-2008.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                     TAYLOR DEVICES, INC.
                                                                                                                                (registrant)

DATED: January 9, 2008                                                     By:          /s/Douglas P. Taylor
                                                                                                                Douglas P. Taylor, President
                                                                                                                and Chief Executive Officer

EXHIBIT 99.1

NEWS FROM TAYLOR DEVICES, INC.
SHAREHOLDER LETTER, WINTER 2007–2008

THIS NEWSLETTER IS DIRECTED TO ALL SHAREHOLDERS OF TAYLOR DEVICES.  WE HOPE THAT IT WILL GENERATE INTEREST IN THE COMPANY, PLUS PROVIDE CURRENT FINANCIAL AND PROJECT INFORMATION.  COPIES OF THIS NEWSLETTER WILL ALSO BE CIRCULATED TO SHAREHOLDERS WHO HAVE SHARES IN BROKERAGE ACCOUNTS.

ITEM:         ANNUAL MEETING

Our Annual Meeting of Shareholders was held on November 2, 2007.  The total number of outstanding shares of Taylor Devices' stock on the meeting record date was 3,146,609.  A total of 2,850,682 shares were present in person or by proxy at the meeting, representing an excellent 91% Shareholder turnout.

All of us at Taylor Devices, Inc. thank you for your continued support.

Results for Election of Directors and term expiration dates:

         2,845,725 Shares voted for the election of John Burgess, term to expire in 2009.
         2,815,027 Shares voted for the election of Douglas P. Taylor, term to expire in 2010.
         2,815,405 Shares voted for the election of Randall L. Clark, term to expire in 2010.

ITEM:         FINANCIAL RESULTS

Taylor Devices completed the second quarter of its fiscal year on November 30, 2007.  Comparative financial results for the first quarter, second quarter and six month periods are as follows:

FIRST QUARTER (8-31-07)	F/Y 07-08	F/Y 06-07
SALES	$4,408,185	$3,997,502
NET EARNINGS	$348,230	$155,513
SHARES OUTSTANDING	3,145,905	3,142,922
EARNINGS PER SHARE	11¢	5¢
SECOND QUARTER (11-30-07)
SALES	$4,276,406	$3,826,975
NET EARNINGS	$113,309	$138,774
SHARES OUTSTANDING	3,146,609	3,143,591
EARNINGS PER SHARE	4¢	4¢
SIX MONTHS (11-30-07)	F/Y 07-08	F/Y 06-07
SALES	$8,684,591	$7,824,477
NET EARNINGS	$461,539	$294,287
SHARES OUTSTANDING	3,146,609	3,143,591
EARNINGS PER SHARE	15¢	9¢

 The Company continues to perform well with excellent shipment levels.  The construction markets in the U.S. are holding constant.  Off-shore construction markets are at record levels, and the Company's market share continues to grow in the burgeoning Asian economy. Military and aerospace product sales remain steady.

Our firm order backlog is $13.3 million, with a product mix of building and bridge seismic projects constituting the largest single market segment.

ITEM:         ANNUAL MEETING OF THE SHAREHOLDERS

The Annual Shareholders' Meeting of the Company was held on November 2, 2007, at the Holiday Inn in Amherst, NY.  Reports were given at the meeting by several members of the executive and management staff.  A brief summary of these reports follows:

  Douglas P. Taylor, President, discussed the Company's overall performance and its continued emphasis on Asian markets for seismic and wind damping products.  A slide presentation was given on a new high-visibility project in New York City - the use of Taylor Devices' dampers in the preservation of one of Frank Lloyd Wright's most prestigious buildings, the Guggenheim Museum.  This project is discussed in detail in a separate article in this newsletter.

  Seismic/Industrial Products Sales Managers Bob Schneider and Craig Winters discussed the Company's latest seismic projects.  John Mayfield, Aerospace/Defense Sales Manager, was unable to attend the meeting.  John's prepared presentation was given instead by Alan Klembczyk, Chief Engineer, who discussed the Company's development efforts on current programs.

Eight new seismic projects were also announced at the meeting, seven of which are in Asian countries.  These are noted later on in this newsletter.

  Richard Hill, Vice President, discussed some of the new technologies the Company has recently incorporated into its machining processes, providing significant cost reductions in the Company's higher volume line of commercial shock absorbers.  Mr. Hill also discussed ongoing progress in personnel training utilizing what are termed "Lean Manufacturing" techniques.  The Center for Industrial Effectiveness (TCIE) at the nearby State University of New York at Buffalo is providing the course instructors for this worker training program.

  Mark McDonough, Chief Financial Officer, provided extensive graphic information on all aspects of the Company's record 2006-2007 fiscal year.  Mr. McDonough also presented information analyzing the Company's results in specific market sectors and how these contributed individually towards its overall success throughout the year.  He also stated that with the strong year-end backlog of $12.5 million the Company expects to have another good year for 2008.

ITEM:         NEW ORDER ANNOUNCEMENTS

In addition to the Guggenheim Museum Project, the following new orders for seismic dampers were announced at the 2007 Shareholders' Meeting:

  Caltrans Oakland District 4 Headquarters – California
  Genentech Building 50 –  California
  New Yang Soo Grand Bridge – South Korea
  Jin Nam 3rd Bridge – South Korea
  Gang Hwa Grand Bridge – South Korea
  Gang Dong Grand Bridge – South Korea
  Far Glory Twin Towers Residences – Taiwan, ROC
  Twin Oak Garden Residences  – Taiwan, ROC

Other new orders received in the period include:

  Chi Yoda Building – Taiwan, ROC
  Hung Feng Nei-Hu Residence – Taiwan, ROC
  Hung Poo New Trump Project – Taiwan, ROC
  Kindom Kuei-Lin Building – Taiwan, ROC
  Hangzhou East Bridge – China
  Hubei Edong Bridge – China
  Shanxi Xianshen Bridge – China
  Jiangjin Guanyinyan Bridge – China
  Suramadu Bridge – Indonesia
  Marena Residence Project – Mexico

ITEM:         THE SOLOMON R. GUGGENHEIM MUSEUM, NEW YORK CITY

This world famous art museum was the last project of architect Frank Lloyd Wright, completed six months after his death in 1959.  This iconic structure is considered by many to be Wright's most elegant project and his most important building in the later years of his career.  The building's exterior shape is that of a continuous spiral, forming a tower that increases in diameter with ascending elevation.  The exterior walls are essentially non-load bearing, and are made from concrete having a relatively thin cross section.  After nearly 50 years of exposure to the elements, numerous cracks had formed in the walls.  Engineering studies indicated that the cracking was caused by a combination of rain and snow exposure, winter freeze and thaw cycles, winter to summer thermal expansion and contractions, plus continuous city street traffic vibrations.

A solution was proposed using dampers to replace existing light bracing on the exterior walls.  This would allow free thermal motions, but suppress all shock and vibration inputs.  The dampers were combined with an overall preservation of the walls using epoxy and hi-tech carbon fiber wrapping to seal and bridge the cracks.  The owner was concerned about damper life under continuous long-term vibration, and in response Taylor Devices proposed the use of frictionless, hermetically sealed dampers similar to those built by the Company for use in outer space on satellites.  This technology, patented by our affiliate Tayco Developments, had been previously used on London, England's Millennium Bridge to suppress swaying from pedestrians walking "in-step" on the bridge.

Taylor Devices' proposal was accepted by the owner.  Thus, the Guggenheim will be the world's first building to incorporate this patented product, formerly used on various space-based aerospace and defense projects of the Cold War era.  A total of 54 units will be installed in unique radial brace elements at the upper levels of the structure.  The dampers and braces are fabricated entirely from stainless steel for a long service life with no required maintenance.  They will not be visible to the public, being installed in a region behind the interior walls and ceilings.  Surprisingly the installation should be very easy, with the dampers fitting perfectly into available existing spaces.  Indeed, it almost seemed like Mr. Wright had anticipated the problem and allocated the required space for dampers of this type - which were not to be invented and patented until some 25 years after his death.

ITEM:         PROPOSED MERGER WITH TAYCO DEVELOPMENTS, INC.

The Company signed a merger agreement dated November 30, 2007, with Tayco Developments, Inc. in which the Company and Tayco agreed to merge on the basis that Company shares will remain nearly unchanged and Tayco shares will be exchanged for Company shares on a 1-for-1 basis.  The merger is subject to several conditions, among which are approval by the shareholders of both corporations and effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission (SEC).  The Company has filed a registration statement with the SEC regarding the merger, but the registration statement is not yet effective.  The Company urges investors to read the registration statement and exhibits filed with the SEC because they contain important information regarding the proposed merger.  The registration statement and exhibits are available for free at the Company's web site,  www.taylordevices.com, through the links: "Investor Information - SEC Filings - Form S-4 Filed 12/07/2007.  The registration statement and exhibits are also available for free at the SEC's web site, www.sec.gov  and are available for free in hardcopy form from the Company to any shareholder upon mailed request to Kathleen A. Nicosia, Shareholder Relations Manager, Taylor Devices, Inc., 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748."

                                                                                                                By:        /s/Douglas P. Taylor
                                                                                                                              Douglas P. Taylor
                                                                                                                              President